EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT


      THIS EXECUTIVE EMPLOYMENT AGREEMENT ("the AGREEMENT") is made and entered into on August 25, 1998, by and between REGIONAL CAPITAL MANAGEMENT CORPORATION, a Florida corporation (the "COMPANY"), and THOMAS H. MINKOFF, an individual residing in Gulfport, Florida (the "EXECUTIVE"), who hereby agree as hereinafter provided.

      Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

      "ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "BASE COMPENSATION" shall have the meaning set forth in Section 5(a).

      "BOARD OF DIRECTORS" means the incumbent directors of the Company as of the point in time reference thereto is made in this Agreement.

      "CAUSE" shall have the meaning set forth in Section 10(b).

      "COLA ADJUSTMENT" means the cost of living adjustment, which shall be equal to (i) two percent, plus (ii) the percent rise in prices for the preceding year as measured by the Consumer Price Index for all Urban Consumers (CPI-UC), All City Average, all Items (base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "INDEX"). The COLA Adjustment shall be determined by multiplying the amount or figure to be adjusted by the sum of (i) two percent, plus (ii) a fraction, the numerator of which is the Index published for the month in which occurs the date of adjustment and the denominator of which is the Index published for the same month of the preceding year.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

      "COMPANY" shall have the meaning set forth in the introductory paragraph of this Agreement, and shall include Subsidiaries if appropriate.

      "COMPETITIVE BUSINESS" shall have the meaning set forth in Section 9(a).

      "CONFIDENTIAL   INFORMATION"   shall  have  the  meaning  set  forth  in
Section 9(c).

      "DISABILITY" of the Executive means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties on a full time basis for six consecutive months, or for an aggregate of nine months in any consecutive 12-month period, and a physician selected by the Executive is of the opinion that (a) he is suffering from "total disability" as defined in the Company's disability insurance program or policy and (b) he will qualify for Social Security Disability Payments and (c) within

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thirty  (30) days after  written  notice  thereof is given by the Company to the
Executive (which notice may be given at any time after the end of such six (6) or twelve (12) month periods) the Executive shall not have returned to the performance of his duties on a full-time basis. (If the Executive is prevented from performing his duties because of Disability, upon request by the Company, the Executive shall submit to an examination by a physician selected by the Company, at the Company's expense, and the Executive shall also authorize his personal physician to disclose to the selected physician all of the Executive's medical records).

      "EMPLOYMENT   COMMENCEMENT   DATE"   means  the  date  set  forth  in  the
introductory paragraph of this Agreement.

      "EMPLOYMENT PERIOD" means that period commencing on the Employment Commencement Date and ending on the Employment Termination Date.

      "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 10.

      FISCAL YEAR" means the fiscal year of the Company ending December 31 or as such fiscal year as may be amended by the Board of Directors.

      "FMV" means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq National Market ("NMS"), the closing price of the Common Stock on such exchange or NMS, as the case may be, on such date or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS, the closing bid price as reported by The Nasdaq SmallCap Market on such date, of if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, is not authorized for quotation on NMS or The Nasdaq SmallCap Market and is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the fair market value of the Common Stock as determined in good faith by the Committee.

      "INCENTIVE  BONUS  COMPENSATION"  shall  have the  meaning  set forth in
Section 5(b).

      "IPO CLOSING DATE" means the closing date of the Company's initial public offering ("IPO") of securities pursuant to a registration statement declared effective by the Commission.

      "IPO PRICE" means the price of the Company's Common Stock in an IPO.

      "NOTICE OF TERMINATION" shall have the meaning set forth in Section 10(a)(1).



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      "OFFERING"  means any  public  offering  of shares of Common  Stock by the
Company or any holder thereof in accordance with the registration requirements of the Act.

      "REGISTRABLE SECURITIES" means any shares of Common Stock now or hereafter held by the Executive other than Unrestricted Securities.

      "REGISTRATION," "REGISTER" and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

      "RESTRICTED PERIOD" shall have the meaning set forth in Section 9(a).

      "SCHEDULED EMPLOYMENT TERMINATION DATE" means the later of (a) the day immediately preceding the third anniversary of the Employment Commencement Date or (b) such date as is specified by either the Company or the Executive in a Notice of Termination delivered for the purpose of fixing the Scheduled
Employment Termination Date, provided the date so specified shall be at least three (3) years after the date such Notice of Termination is so delivered.

      "SUBSIDIARIES" means wholly owned subsidiaries of the Company.

      "UNRESTRICTED SECURITIES" means Common Stock beneficially owned by the Executive, if any, that can be transferred by the Executive without registration under the Act.

      Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such employment shall be for the Employment Period.

      Section 3. EMPLOYMENT CAPACITY AND DUTIES. The Executive shall be employed throughout the Employment Period as the President and Chief Executive Officer of the Company. The Executive shall have the duties and responsibilities incumbent with these positions. Accordingly, and not by way of limitation, as President and Chief Executive Officer, the Executive shall superintend and manage the business of the Company and coordinate and supervise the work of its other officers and employ, direct, fix the compensation of, discipline and discharge its personnel, employ agents, professional advisors and consultants and perform all functions of a general manager of the Company's business. The Company agrees that it will not, without the Executive's written consent, require the Executive to be based anywhere other than Pinellas County, Florida except for required travel on the Company's business.

      Section 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote a substantial amount of his working time and efforts (except for absences due to illness and appropriate vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities. However, nothing in this Agreement shall preclude the Executive from devoting a reasonable amount of his time and efforts to the business of Complex Property Development Corp. ("COMPLEX PROPERTY"),


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civic,  community,  charitable,  professional and trade association  affairs and matters and such other activities as may be disclosed to the Board of Directors.

      Section 5. COMPENSATION. The Company shall pay to the Executive for his services hereunder, the compensation hereinafter provided in this Section
5. Such compensation shall be paid to the Executive at the time and in the manner as provided below.

             (a) BASE COMPENSATION. The Executive shall be paid "BASE COMPENSATION" for each Fiscal Year at an annual rate of $91,200 in 26 bi-weekly equal installments or such other basis as may be mutually agreed upon. The Base Compensation (i) may be increased (but may not be decreased) at any time or from time to time by action of the Board of Directors or any committee thereof, (ii) shall be increased to an annual rate of $115,000 upon the IPO Closing Date, and
(iii) shall be increased by the COLA Adjustment on each anniversary of the Employment Commencement Date. The Base Compensation shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

             (b) INCENTIVE BONUS COMPENSATION. The Executive shall be eligible for incentive bonus compensation for each Fiscal Year in an amount to be determined by the Board of Directors or any committee thereof ("INCENTIVE BONUS COMPENSATION").
             (c) OPTIONS. The Executive shall be granted non-qualified options to purchase shares of Common Stock from the Company as follows: (i) options to purchase up to 10,000 shares of Common Stock on the IPO Closing Date at the IPO Price and (ii) options to purchase up to 10,000 shares of Common Stock from the Company on each anniversary of the Employment Commencement Date at a price equal to the FMV of such shares of Common Stock on the date on which such options are to be granted to the Executive.

      Section 6. PAYMENT OF EXPENSES. The Company shall pay the Executive's reasonable expenses incurred in providing services to the Company, including expenses for travel, entertainment and similar items, in accordance with the Company's expense policies as determined from time to time by the Board of Directors. If there is a dispute as to the eligibility of an expense for payment in accordance with the Company's expense policies, then such expense shall be determined to be payable by the Company if approved by a majority of the Board of Directors.

      Section 7.  EMPLOYEE   BENEFITS,   VACATIONS.   During  the   Employment
Period, the Executive shall receive the benefits and enjoy the perquisites described below:

             (a) BENEFIT PLANS. The Executive shall be entitled to participate in any perquisite, benefit or compensation plan (in addition to the compensation provided for in Section 5) including any profit sharing plan and 401(k) plan, medical insurance plan (which medical insurance shall be provided for all of the Executive's dependents, at the Company's expense), life insurance plan, health and accident plan and disability plan which are generally applicable to all salaried employees of the Company (collectively referred to as the "BENEFIT PLANS"). All such Benefit Plans shall be maintained by the Company, or the Company shall maintain plans providing substantially similar benefits; provided, however, that the Company may make modifications in the Benefit Plans so long as such modifications (i) are generally applicable to all salaried employees of the


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Company  and  (ii)  do  not   discriminate   against  the   Executive  or  other
highly-compensated employees of the Company.

             (b) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of four weeks (20 working days), during which time his compensation shall be paid in full, and such holidays and other nonworking days as are consistent with the policies of the Company for executives generally.

             (c) AUTOMOBILE ALLOWANCE. The Executive shall be entitled to a monthly automobile allowance of $1,000 per month which shall be paid to the Executive on the first day of each month during the Employment Period, commencing on the first day of the first month after the Employment Commencement Date.

             (d) CELLULAR PHONE. The Executive shall be entitled to the use of a cellular telephone provided by the Company, at the Company's expense. All costs incurred for the use of such cellular telephone shall be paid by the Company.

      Section 8. COMPANY LIFE INSURANCE; MEDICAL EXAMINATIONS. At any time during the Employment Period, the Company may, in its discretion, apply for and procure as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may determine. The Executive shall have no right to any interest in any such policy or policies, but he shall, at the request of the Company, submit to such medical examinations, supply such information and execute such applications, instruments and other documents as reasonably may be required by the insurance company or companies to whom the Company has applied for such insurance.

      If requested by the Company, the Executive shall submit to at least one medical examination during each Fiscal Year at such reasonable time and place and by a physician or physicians determined and selected by the Company. All the costs and expenses of said medical examination, including transportation of the Executive to the place of examination and return, shall be paid by the Company.

      The Executive shall be entitled to a copy of all reports and other information provided to the Company in connection with any examination referred to in this Section 8. Any failure to pass any such medical examination or to meet any health criteria or medical standard shall not of itself be cause for termination of the Employment Period by the Company.

      Section 9.  CERTAIN   COMPANY   PROTECTION    PROVISIONS.    The   below
provisions apply for the protection of the Company.

             (a) NONCOMPETITION. During the Restricted Period, the Executive shall not directly or indirectly compete with the Company by owning, managing, controlling or participating in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, any Competitive Business which is within a five-mile radius of any assisted living facility owned or managed by the Company as of the Employment Termination Date. As used herein, the term "RESTRICTED PERIOD" means the Employment Period and a period of one year thereafter and means the Employment Period if the Company


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terminates  the Executive  without  "cause" (as defined in Section 10(b)) or the
Executive terminates his employment for "good reason" (as defined in Section 10(e)). As used herein, a "COMPETITIVE BUSINESS" is any other corporation, partnership, proprietorship, firm, association or other business entity which owns, manages, controls or participates in the ownership, management or control of an assisted living facility; provided, however, that ownership of not more than five percent (5%) of the stock of any publicly traded company shall not be deemed a violation of this provision.

             (b) NON-INTERFERENCE. During the Restricted Period, the Executive shall not induce or solicit any employee of the Company or any person doing business with the Company to terminate his or her employment or business relationship with the Company or otherwise interfere with any such relationship.

             (c) CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("CONFIDENTIAL INFORMATION"), including without limitation any lists of customers or suppliers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

             (d) REMEDIES. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Company in order to protect the


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Company's rights.  Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

      Section 10. TERMINATION OF EMPLOYMENT.

             (a)   NOTICE OF TERMINATION; EMPLOYMENT TERMINATION DATE.

                   (1) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. Furthermore, either the Executive or the Company may give a Notice of Termination to the other party for the purpose of terminating this Agreement on the Scheduled Employment Termination Date. Such Notice of Termination shall have the effect of terminating this Agreement on the Scheduled Employment Termination Date.

                   (2) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following, it being understood that in no event may the Employment Period be terminated other than as the result of one of the following events:

                   (A) If the Executive's employment is terminated for Disability, the date which is thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) days period);

                   (B) If the Executive's employment is terminated by the Executive for Good Reason or otherwise by voluntary action of the Executive (see Section 10(e)), the date specified in the Notice of Termination, which date (except with the written consent of the Company to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given;

                   (C)  The death of the Executive;

                   (D)  The Scheduled Employment Termination Date;

                   (E) If the Executive's employment is terminated by the Company for Cause (see Section 10(b)(1)), the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the


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                        parties,  by a binding and final arbitration award or by
                        a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and

                   (F) If the Executive's employment is terminated by the Company other than for Cause, Disability or death of the Executive (see Section 10(f)), the date specified in the Notice of Termination which date (except with the written consent of the Executive to the contrary) shall not be more than sixty (60) days after the date that the Notice of Termination is given.

             (b) TERMINATION FOR CAUSE:

                   (1) The Company may terminate the Executive's employment and the Employment Period for Cause. For the purposes of this Agreement, the Company shall have "CAUSE" to terminate employment hereunder only (A) if termination shall have been the result of an act or acts of willful misconduct materially injurious to the Company, monetarily or otherwise, or (B) upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board of Directors, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or
(iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Articles of Incorporation of the Company or the laws of the State of Florida, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for the purpose (after not less than thirty (30) days' written notice to the Executive and an opportunity for him together with his counsel, to be heard before the Board of Directors, such notice of meeting to indicate the specific termination provision of this Agreement relied upon and specify in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in clauses (A) or (B) of the second sentence of this paragraph and specifying the particulars thereof in detail.

                   (2) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive within ten (10) days of such termination, his unpaid Base Compensation through the Employment Termination


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Date at the rate in effect at the time Notice of Termination is given,  plus any expenses incurred in accordance with Section 6 hereof.

             (c) TERMINATION FOR DISABILITY. The Company may terminate the Executive's employment because of the Disability of the Executive and thereafter shall pay to the Executive (or his successors) (1) his unpaid Base Compensation through the sixth full month following the Employment Termination Date at his then effective Base Compensation rate; plus (2) any accrued but unpaid Incentive Compensation plus (3) any expenses incurred in accordance with Section 6 hereof.

             (d) TERMINATION UPON EXECUTIVE'S DEATH. In the event of the Executive's death, the Company shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at the then effective Base Compensation rate, plus (2) any accrued but unpaid Incentive Compensation, plus (3) any expenses incurred in accordance with Section 6 hereof. All previously granted stock options, rights, warrants and awards shall fully vest on the death of the Executive.

             (e) TERMINATION OF EMPLOYMENT BY THE EXECUTIVE.

                   (1) The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 10(f) in the same manner as if the Company had terminated his employment. For purposes of this Agreement, "GOOD REASON" will exist if any one or more of the following occur:

                   (A) Failure by the Company to honor any of its obligations under this Agreement, including, without limitation, its obligations under Section 3 (EMPLOYMENT CAPACITY AND DUTIES). Section 4 (EXECUTIVE PERFORMANCE COVENANTS).
                        Section 5 (COMPENSATION). Section 6 (PAYMENT OF EXPENSES). Section 7 (EMPLOYEE BENEFITS, VACATIONS).
                        Section 13 (INDEMNIFICATION) and Section 15 (SUCCESSORS AND ASSIGNS); or

                   (B) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of
                        Section 10(a) above and, for purposes of this Agreement, no such purported termination shall be effective.

                   (C)   If there is a Change in  Control of the  Company  (as
                        defined below) and the employment of the Executive is concurrently or subsequently terminated (i) by the Company without Cause, (ii) by service of a Notice of Termination or (iii) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, or that a material adverse change in his working conditions has occurred or the Company has breached this Agreement. For the purpose of this Agreement, a "CHANGE IN CONTROL" of the


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

                        Company has occurred when: (x) any person (defined for the purposes of this Section 10 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "EXCHANGE Act")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and
                        Exchange   Commission   under  Section  13(d)  of  the
                        Exchange Act) of securities issued by the Company having twenty percent (20%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (z) the Company merges or consolidates with or transfers substantially all of its assets to another person.

                   (2) The Executive shall have the right voluntarily to terminate his employment other than for Good Reason prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment, he shall be entitled only to payment of the amounts which would be payable under Section 10(b)(2) had he been terminated for Cause.

             (f)   COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE.

                   (1) If the Company shall terminate the Executive's employment other than for Cause pursuant to Section 10(c) or (d), or if the Executive shall terminate his employment for Good Reason pursuant to Section 10(e)(1) (but not a termination voluntarily by the Executive other than for Good Reason under
Section 10(e)(2)), then the Company shall pay to the Executive the following amounts:

                   (A) (1) His unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation Rate, plus (2) any accrued but unpaid Incentive Bonus Compensation, plus (3) any expenses incurred in accordance with Section 6 hereof.

                   (B) In addition to the amounts specified in Section 10(f)(1)(A), the Company shall pay to the Executive promptly in a single lump sum in cash an amount equal to the product of three (3), multiplied by one hundred percent (100%) of the aggregate total amount which would have been payable to Executive under Section 5 for the entire Fiscal Year in which occurs the Employment Termination Date as if his employment had not been terminated (and without deduction or offset for any amounts actually paid for such Fiscal Year on account of Base Compensation or Incentive Bonus Compensation, under
                        Section 5, this Section 10 or otherwise), and assuming for purposes of calculating (x) the Base Compensation, one hundred percent (100%) of the amount thereof at the annual rate payable for such Fiscal Year pursuant to
                        Section 5(a) and (y) the Incentive Bonus Compensation, the largest amount thereof accrued for any of the two most recently completed Fiscal Years.

                   (C) The Company shall also pay all legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement). The Company agrees, in the event the Executive desires to relocate within one year after the Employment Termination Date, to pay for (or reimburse) all reasonable moving expenses incurred relating to a change of principal residence in connection with such relocation and to indemnify the Executive in connection with any loss he may sustain in the sale of his primary residence.

                   (D) The Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under Section 10(f) are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty).

                   (2) Unless Executive is terminated for Cause, the Company shall maintain in full force and effect, for the Executive's continued benefit through the Scheduled Employment Terminate Date, all active and retired Benefit Plans and other benefit programs or arrangements in which he was entitled to participate immediately prior to the Scheduled Employment Terminate Date (except as specified in Section 7(a) of this Agreement), provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he is entitled to receive under such plans and programs.

             (g) COMPENSATION UPON DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full Base Compensation at the rate then in effect and his full Incentive Bonus
Compensation until this Agreement is terminated pursuant to Section 10(c) hereof. Thereafter, his benefits shall be determined in accordance with the Company's Benefit Plans.

      Section 11. CERTAIN TAX MATTERS

             (a)   OPTIONAL RIGHT OF PARTIAL DISCLAIMER.

      It is recognized that under certain circumstances:

                   (1) Payments or benefits provided to the Executive under this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any stock option plan) might give rise to an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, or any successor provision thereof.

                   (2) It might be beneficial to the Executive to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom.

                   (3) Under such circumstances it would not be to the disadvantage of the Company to permit the Executive to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

      Accordingly, the Executive may, at the Executive's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any stock option plan) which would constitute "excess parachute payments" and it shall be the Executive's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Executive exercises such option, so as to avoid "excess parachute payments."

             (b)   ADDITIONAL PAYMENTS.

                   (1) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined (as hereafter provided) that any payment or distribution to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any stock option plan), or similar right (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment or payments (a "GROSS-UP PAYMENT") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the lesser of (A) the Excise Tax imposed upon the Payments or (B) the Excise Tax that would be imposed upon all payments or benefits provided under this Agreement (including any stock option agreement) if such payments or benefits (but only such payments or benefits) constituted in their entirety "excess parachute payments" as such term is defined in section 280G and 4999 of the Internal Revenue Code of 1986 (or any successor provisions thereto).

                   (2) Subject to the provisions of Section 11(b)(5), all determinations required to be made under this Section 11(b), including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by a nationally-recognized legal or accounting firm (the "FIRM") selected by the Executive in the Executive's sole discretion. The Executive agrees to direct the Firm to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as practicable. If the Firm determines that any Excise Tax is payable by the Executive and that a Gross-Up Payment is required, the Company shall pay the Executive the required Gross-Up Payment within ten business days after receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon the Executive and the Company. As a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code of 1986 (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "UNDERPAYMENT"). In the event that the Company exhausts its remedies pursuant to Section 11(b)(5) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to the Executive, or for the Executive's benefit, within ten business days after receipt of such determination and calculations.

                   (3) The Executive and the Company shall each provide the Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Section 11(b)(2) hereof.

                   (4) The fees and expenses of the Firm for its services in connection with the determinations and calculations contemplated by Section 11(b)(2) hereof shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within ten business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

                   (5) The Executive agrees to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim. The Executive agrees to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive agrees not to pay such claim prior to the earlier of
(a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company and (b) the date that any payment with respect to such claim is due. If the Company notifies the Executive in writing at least five business days prior to the expiration of such period that it desires to contest such claim, the Executive agrees to:

                   a)    provide  the  Company  with any  written  records  or
                        documents in the Executive's possession relating to such claim reasonably requested by the Company;

                   b) Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                   c) cooperate with the Company in good faith in order to effectively contest such claim; and

                   d)    permit the Company to participate in any  proceedings
                        relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 11(b)(5), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 11(b)(5) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (6) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 11(b)(5) hereof, the Executive receives any refund with respect to such claim, the Executive agrees (subject to the Company's complying with the requirements of Section 11(b)(5) hereof) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to Section 11(b)(5) hereof, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 11(b).

      SECTION 12. REGISTRATION RIGHTS.

            (a)    DEMAND REGISTRATION.

                  (1) At any time after the Employment Commencement Date, and subject to the other provisions of this Section 12, the Executive shall have the right, exercisable by making a written request to the Company, to demand that the Company effect the Registration of any Registrable Securities in accordance with the provisions of the Act. The Company shall then comply with Section 12(a)(2) hereof. Any provision herein to the contrary notwithstanding, the right to demand Registration pursuant to this Section 12 shall be limited to one Registration demand per calendar year. A right to demand Registration hereunder shall be deemed to have been exercised and all of the Company's demand Registration obligations hereunder for such calendar year shall be deemed to be fully satisfied when the registration statement filed on account of such exercise has been declared effective by the Commission. If any other executive of the Company exercises his or her right, if any, to demand that the Company effect the Registration of any Registrable Securities, then the Executive shall have the right to Register an equivalent number of Registrable Securities without reducing the number demand Registrations the Executive shall have in any calendar year.

                  (2) Following receipt of a request pursuant to Section 12(a)(1) hereof, the Company shall (i) file within ninety (90) days thereafter a registration statement on the appropriate form under the Act for the shares of Common Stock that the Company has been requested to Register; (ii) if the applicable Offering is pursuant to an underwriting agreement, enter into an underwriting agreement in such form as said managing or sole underwriter shall require (which must only contain terms and conditions customary for offerings of equity securities of entities with market capitalizations that are approximately equal to the Company's then current market capitalization and may contain customary provisions requiring the Company and the Executive to indemnify and provide contribution to the underwriter or underwriters of such Offering); and
(iii) use its reasonable best efforts to have such registration statement declared effective as promptly as practicable and to remain effective for at least one hundred eighty (180) days. Notwithstanding any other provision hereof, the Executive acknowledges and agrees that there can be no guarantee or warranty from or by the Company that any such registration statement will ever be declared effective by the Commission, and that the Company makes no such guarantee or warranty in this Agreement.

            (b) PIGGY-BACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Act or pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), collectively referred to as the "SECURITIES ACTS," whether or not for sale for its own account, it will each such time give prompt written notice to the Executive of its intention to do so (the "REGISTRATION NOTICE"). Upon the written request of the Executive, made within fifteen (15) business days after the receipt of the Registration Notice, the Company shall use its best efforts to effect the registration under the Securities Acts of such amount of the Executive's Common Stock as the Executive requests, by inclusion of the Executive's Common Stock in the registration statement that relates to the securities which the Company proposes to register, PROVIDED that if, at any time after giving the Registration Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Executive (the "REFUSAL NOTICE") and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Executive's Common Stock in connection with such terminated registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Executive's Common Stock, for the same period as the delay in registering such other securities.

            (c) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses (as defined herein) in connection with each registration of the Executive's Common Stock pursuant to this Section 12. For the purposes hereof, the phrase "REGISTRATION EXPENSES" shall include all expenses incident to the Company's performance of, or compliance with, this Section 12, including, without limitation, (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of any one counsel and any one accountant retained by the Executive, (vi) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Executive's Common Stock being registered if the Company desires such insurance, and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

            (d) SURVIVAL. Notwithstanding anything to the contrary contained herein, the provisions of this Section 12 shall survive the Employment Termination Date for a period of two (2) years.

      Section 13. INDEMNIFICATION. As an employee, officer and director of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Articles of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Florida may be indemnified pursuant to Florida Business Corporation Act, as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

      Section 14. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Pinellas County Florida in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given (including, but not limited to, Base Salary and Incentive Compensation) and continue him as a participant in all compensation, benefit and insurance plans in which he was then participating, until the dispute is finally resolved. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Employment Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.

      Section 15. SUCCESSORS AND ASSIGNS. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business and assets. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails, concurrently with the effectiveness of any such succession, to agree in writing in form and substance reasonably satisfactory to the Executive expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, then the Executive shall have the right, effected by notice to such successor not later than ninety (90) days after the effectiveness of such succession, to terminate the Employment Period under Section 10(e) as though such failure was an uncured breach by the Company of a material covenant or agreement of the Company contained in this Agreement.

      If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to this estate.

      This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as hereinbefore provided in this
Section 15. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

      As used in this Agreement, the "COMPANY" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in the first paragraph of this Section 15 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      Section 16. NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or delivered by recognized overnight delivery service, addressed to the parties at their respective addressed set forth under their respective signatures below or such other person or addresses as shall be given by notice of any party. Such notice shall be deemed to be given on the date of delivery.

      Section 17. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

      Section 18. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida, unless otherwise indicated herein. It is the intention of the Company and the Executive to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

      Section 19. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.



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

      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


Company:                                  Executive:

REGIONAL CAPITAL MANAGEMENT CORPORATION


By:  /s/ Thomas H. Minkoff
     -------------------------------------    /s/ Thomas H. Minkoff
Name:    Thomas H. Minkoff                    ----------------------------------
Title:   President                        Name:    Thomas H. Minkoff
Address: 1635 D Royal Palm Drive South    Address: 1635 D Royal Palm Drive South
         Gulfport, Florida 33707                   Gulfport, Florida 33707





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